Exhibit 23.4

                 CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS

      The undersigned, Snowden Mining Industry Consultants, hereby states as follows:

      Our firm assisted with technical studies, completed in 2002 (collectively, the "2002 Technical Studies"), concerning mineralized material contained in the Maverick Springs, Mountain View and Paredones Amarillos properties, for Vista Gold Corp. (the "Company"), portions of which are summarized under the captions "Item 2. Properties -- Maverick Springs -- Geology"; "Item 2. Properties -- Mountain View -- Geology"; and "Item 2. Properties -- Paredones Amarillos -- Geology" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Form 10-K"), which in turn is incorporated by reference in this Registration Statement on Form S-8 (this "Registration Statement"), to be filed with the United States Securities and Exchange Commission.

      We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2002 Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

                                        Snowden Mining Industry Consultants


                                        By: /s/ Alastair Tiver
                                            ------------------------------------
                                            Name:  Alastair Tiver
                                            Title: Principal Consultant

Date: May 12, 2003